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                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: APRIL 2002

                  FINAL STATEMENT
DISTRIBUTION DATE:
                  05/20/02


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STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                        Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                               Amounts
                                                                                                       ----------------------
     (i)     Principal Distribution
                  Class A-1                                                                      $0.00        $0.000000
                  Class A-2                                                                      $0.00        $0.000000
                  Class A-3                                                                      $0.00        $0.000000
                  Class A-4                                                             $82,853,422.43       $342.652698
                  Class B Amount                                                        $81,654,551.40      $1,000.000000
    (ii)     Interest Distribution
                  Class A-1                                                                      $0.00        $0.000000
                  Class A-2                                                                      $0.00        $0.000000
                  Class A-3                                                                      $0.00        $0.000000
                  Class A-4                                                                $360,412.39        $1.490539
                  Class B Amount                                                           $382,415.48        $4.683333
   (iii)     Monthly Servicing Fee                                                         $137,089.98
                  Monthly Supplemental Servicing Fee                                             $0.00
    (iv)     Class A-1 Principal Balance (end of Collection Period)                              $0.00
             Class A-1 Pool Factor (end of Collection Period)                                0.000000%
             Class A-2 Principal Balance (end of Collection Period)                              $0.00
             Class A-2 Pool Factor (end of Collection Period)                                0.000000%
             Class A-3 Principal Balance (end of Collection Period)                              $0.00
             Class A-3 Pool Factor (end of Collection Period)                               0.0000000%
             Class A-4 Principal Balance (end of Collection Period)                              $0.00
             Class A-4 Pool Factor (end of Collection Period)                                0.000000%
             Class B Principal Balance (end of Collection Period)                                $0.00
             Class B Pool Factor (end of Collection Period)                                  0.000000%
     (v)     Pool Balance (end of Collection Period)                                             $0.00

    (vi)     Interest Carryover Shortfall
                  Class A-1                                                                      $0.00        $0.000000
                  Class A-2                                                                      $0.00        $0.000000
                  Class A-3                                                                      $0.00        $0.000000
                  Class A-4                                                                      $0.00        $0.000000
                  Class B                                                                        $0.00        $0.000000
             Principal Carryover Shortfall
                  Class A-1                                                                      $0.00        $0.000000
                  Class A-2                                                                      $0.00        $0.000000
                  Class A-3                                                                      $0.00        $0.000000
                  Class A-4                                                                      $0.00        $0.000000
                  Class B                                                                        $0.00        $0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                                 $0.00
                  Class B Amount                                                                 $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by the Seller or the Servicer  $0.00
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